Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-170647) on Form S-8 of First Community Bank of our report dated June 23, 2020, relating to our audit of the financial statements and supplemental schedule of First Community Bank 401(k) Plan which appears in this Annual Report on Form 11-K of First Community Bank 401(k) Plan for the year ended December 31, 2019.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Columbia, South Carolina

June 23, 2020